                           Securities Act of 1933 File No: ________
                           (If application to determine eligibility of trustee for delayed offering pursuant to Section 305(b)(2))
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               __________________
                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
               (Exact name of trustee as specified in its charter)

                                   13-2633612
                     (I.R.S. Employer Identification Number)

                   1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                    (Address of  principal executive offices)

                                      10081
                                   (Zip Code)

                               __________________

                                UNUM CORPORATION
               (Exact  name of obligor as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation  or organization)

                                   01-0405657
                      (I.R.S. Employer Identification No.)

                              2211 CONGRESS STREET
                                 PORTLAND, MAINE
                    (Address of principal  executive offices)

                                      04122
                                   (Zip Code)

                             _______________________
                   DEBT SECURITIES IN SERIES FROM TIME TO TIME
                       (Title of the indenture securities)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 1.  GENERAL INFORMATION.

               Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Board of Governors of The Federal Reserve System, Washington, D. C.

          (b)  Whether it is authorized to exercise  corporate trust powers.

                    Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

               (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

          List below all exhibits filed as a part of this statement of eligibility.
          *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item 12) , Registration No. 33-55626.)
          *2. --  Copies of the respective authorizations of The Chase Manhattan
                    Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
          *3. --   Copies of authorizations of The Chase Manhattan Bank
                    (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
          *4. --  A copy of the existing by-laws of the trustee.
          *5. --  A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)
          *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1 (Item 12), Registration No. 22-19019.)
            7. --  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                               ___________________
                                       1.

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 9th day of July 1996.




                                              THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION)




                                              By       Andrea Koster-Crain
                                                 -------------------------------
                                                   Andrea Koster, Vice President


                                _________________
                                       2.

                                   EXHIBIT  4

- --------------------------------------------------------------------------------


                                     [LOGO]



                                     BY-LAWS

                                       OF


                            THE CHASE MANHATTAN BANK

                             (NATIONAL ASSOCIATION)



     -----------------------------
          AS AMENDED 3/19/96
     -----------------------------

- --------------------------------------------------------------------------------

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)

                                     BY-LAWS

                                    ARTICLE I

                                  SHAREHOLDERS

Section 1.1. ANNUAL MEETING. The annual meeting of the shareholders of the Bank for the election of Directors and the transaction of such other business as may be brought before said meeting shall be held at the main office of the Bank or such other place as the Board may designate, on the third Tuesday in April in each year, at 2 P.M. If the third Tuesday in April falls on a legal holiday in the State of New York such meeting shall be held, and the Directors elected, on the next following banking day. If, from any cause, an election of Directors is not made on the day fixed for the annual meeting of shareholders, or in the event of a legal holiday, on the next following banking day, an election may be held at any adjournment of the annual meeting of shareholders or any special meeting of the shareholders or adjournment thereof, as designated by the Board, but within 60 days of the day fixed for the annual meeting of shareholders. Notice of such adjournment of special meeting shall be given in the manner provided in Section 1.3 .

Section 1.2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held whenever called by the Chairman of the Board, the President, the Board or any one or more shareholders holding in the aggregate not less than 25% of the outstanding shares of capital stock of the Bank.

Section 1.3. NOTICE OF MEETINGS AND WAIVERS. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and every special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Bank. Except as to any notice expressly required by the laws of the United States, waiver of notice in writing by any shareholder of any meeting of shareholders. Whether prior or subsequent to such meeting, or attendance at such meeting by any shareholder, shall be equivalent to notice to such shareholder of such meeting.

Section 1.4. QUORUM. Except as otherwise provided by the laws of the United States, the presence in person or by proxy of the holders of one-third of the outstanding shares of capital stock of the Bank entitled to vote shall be necessary to constitute a quorum for the transaction of any business at any meeting of shareholders. In the absence of a quorum the holders of a majority of the shares of capital stock present in person or by proxy may adjourn any meeting from time to time until a quorum is present and, except as may be required by Section 1.1, no notice of any adjourned meeting need be given. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.5. ORGANIZATION. At every meeting of shareholders the Chairman of the Board, or in his absence the President, shall preside. In their absence a Vice Chairman of the Board shall preside. In the absence of all said officers, any other officer of the Bank present shall call such meeting to order and preside. In the absence of the Secretary, the presiding officer may appoint a secretary of the meeting.

Section 1.6. VOTING. In deciding all matters at meetings of shareholders, except in the election of Directors, each shareholder of record shall be entitled to one vote on each share of capital stock of the Bank held by him; and, except as otherwise provided by the laws of the United States, the Articles of Association or these By-Laws, all such matters shall be decided by a majority of the votes cast at a meeting at which quorum is present. In all elections of Directors, each shareholder shall have the right to vote the number of shares of capital stock held by him for as many persons as there are Director to be elected or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit. Any shareholder may vote in person or by proxy duly authorized in writing and delivered to the Secretary of the meeting. No officer or employee of the Bank shall act as proxy. Voting for the election of Directors shall be by ballot and all other voting shall be by ballot or VIVA VOCE as may be determined by the presiding officer.

                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.1. NUMBER. The affairs of the Bank shall be managed by the Board of Directors (herein referred to as the "Board"), which shall consist of not less than five nor more than 25 shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any annual or special meeting thereof; provided, however, that a majority of the full Board may not increase the number of Directors to a number which exceeds the number of Directors last elected by shareholders by more than (a) four, if the number of Directors so elected was 16 or more, or (b) two, if the number of Directors so elected was 15 or less. To qualify as a shareholder, a Director shall own stock of the Bank or of the bank holding company controlling this Bank meeting the requirements of the Articles of Association of this Bank.

Section 2.2. ANNUAL ORGANIZATION MEETING. An annual organization meeting of the Board shall be held at the main office of the Bank immediately following the annual meeting of shareholders, unless another place or time be fixed by resolution of the Board. Notice of such meeting need not be give. Any business may be transacted at such meeting.

Section 2.3. REGULAR MEETINGS. The Board may fix times for regular meetings of the Board and no notice of such meetings need be given. Any business may be transacted at any regular meeting.

Section 2.4. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the President or a Vice Chairman of the Board or a Vice Chairman or any three Directors, provided, however, that a Vice Chairman shall not call a special meeting unless one of the purposes of the meeting is to appoint one or more officers or Directors to fill vacancies resulting from disability, death or other cause. Notice of each such special meeting shall be mailed postage prepaid to each Director, addressed to him at his residence or usual place of business or other address filed by him with the Secretary for such purpose, or shall be sent to him by telegraph, cable or wireless, or shall be delivered or given to him personally or by telephone, not later than the second day preceding the day on which the meeting is to be held. Every such notice shall state the time and place but need not state the purposes of the meeting.

Any business may be transacted at any special meeting. Members of the Board of Directors may participate in such special meetings through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another.

Section 2.5. WAIVER OF NOTICE OF SPECIAL MEETINGS. Waiver of notice in writing by any Director of any special meeting of the Board, whether prior or subsequent to such meeting, or attendance at such meeting by any Director, shall be equivalent to notice to such Director of such meeting.

Section 2.6. QUORUM AND MANNER OF ACTING. Except as otherwise required by the laws of the Untied States, the Articles of Association or these By-Laws, one-third of the Directors then in office shall be necessary to constitute a quorum for the transaction of any business at any meeting of the Board and the act of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum a majority of the Directors present may adjourn any meeting from time to time until a quorum is present and no notice of any adjourned meeting need be give. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.7. COMPENSATION OF DIRECTORS. Directors who are not officers of the Bank shall receive such compensation as may be fixed by the Board for service on the Board or any Committee of the Board.

Section 2.8. VACANCIES. In the event a majority of the full Board increases the number of Directors to a number which exceeds the number of Directors last elected by shareholders, as permitted by Section 2.1, Directors may be appointed to fill the resulting vacancies by vote of such majority of the full Board. In the event of a vacancy in the Board for any other cause a Director may be appointed to fill such vacancy by vote of a majority of the remaining Directors then in office.

                                   ARTICLE III

                                   COMMITTEES

Section 3.1. EXECUTIVE COMMITTEE. There shall be an Executive Committee, consisting of the Chairman of the Board, the President and each Vice Chairman of the Board, who shall be ex-officio members, and such number of additional Directors as may from time to time be appointed by the Board. The Chairman of the Board shall preside at the meetings of the Executive Committee. The Chairman of the Board shall have the power to make temporary appointments to the Executive Committee of members of the Board to act in place of members of the Executive Committee who temporarily cannot attend a meeting or meetings. The Board may designate one or more other Directors as alternate members of the Executive Committee, who may replace any absent or disqualified member, other than an ex-officio member, at any meeting of the Executive Committee.

The Executive Committee shall exercise such powers as may be assigned to it by the Board and may consider and make recommendations to the Board in respect of any matters relating to the affairs of the Bank

     Meeting of the Executive Committee shall be held at such times and places as the Executive Committee shall determine or upon call of the Chairman of the Board or the President. One-third of the members of the Executive Committee, including at least one ex-officio member and three members who are not officers of the Bank, shall constitute a quorum.

     Section 3.2. TRUST COMMITTEE. There shall be a Trust Committee consisting of such Directors as shall be appointed from time to time by the Board who shall serve at the pleasure of the Board. The Board may designate one or more other Directors as alternate members of the Trust Committee, who may replace any absent or disqualified member at any meeting of the Trust Committee.

     The Trust Committee shall have power to review the general conduct of the trust, other fiduciary and investment advisory activities of the Bank and its subsidiaries and to pass upon all such matters relating to the conduct of those activities as may be submitted to the Trust Committee by the chief executive officer of the Bank and shall from time to time exercise such other powers as may be assigned to it by the Board.

     Meetings of the Trust Committee shall be held at such time and places as the Committee shall determine or upon call of any member authorized by the Committee to call such meetings. A majority of the members of the Committee shall constitute a quorum.

     Section 3.3. OTHER COMMITTEES. The Board may also appoint or provide for the appointment of other Committees from its members and, to the extent permitted by law, may assign to any such Committee the exercise of such powers as the Board may see fit. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member at any meeting of such Committee.

     Section 3.4. COMMITTEE RULES; QUORUM; MANNER OF ACTING. Each Committee may adopt rules consistent with these by-laws governing the method of calling and time and place of holding its meetings. One-half of any Committee for which a quorum is not otherwise set forth in these By-Laws shall constitute a quorum for the transaction of business, unless the Board shall otherwise provide, and the act of a majority of the members of such Committee present at a meeting at which a quorum is present shall be the act of such Committee. Members of all committees of this Board, other than the Examining Committee, may participate in meetings of such Committees through use of conference telephone or similar communications equipment so long as all members participating in such meetings can hear one another.


                                   ARTICLE IV

                                    OFFICERS

     Section 4.1. TITLES. The officers of the Bank shall be a Chairman of the Board, a President, one or more Vice Chairmen of the Board, one or more Vice Chairmen, one or more Vice Presidents, a Secretary and such other officers may be appointed at any time or from time to time by the Board. The Board may by resolution delegate to such officers as the Board may designate authority to appoint officers below the Vice Chairman of the Board, or equivalent, level, assign powers and duties to any officer below the Vice Chairman of the Board or equivalent, level, rescind or terminate the appointment of any officer below the Vice Chairman of the Board, or equivalent level, and accept the resignation of any officer. Any one or more Vice Presidents may be designated Senior Executive Vice President, Executive Vice President or Senior Vice President. One person may hold any two or more offices, and perform the duties thereof, except that no person shall hold the offices of both Chairman or the Board and Vice Chairman of the Board, both Chairman of the Board and President or both President and Vice President.

     Section 4.2. QUALIFICATION, ELECTION AND TERM OF OFFICE OF OFFICERS. The Chairman of the Board, the President and each Vice Chairman of the Board shall be Directors of the Bank. The other officers need not be Directors. The Chairman of the Board, the President, each Vice Chairman of the Board, and Each Vice Chairman shall be appointed by the Board to hold office until the next annual organization meeting of the Board and until their successors are appointed and qualified. The term of office of all other officers shall be at the pleasure of the Board. The compensation of all officers of the Bank shall be fixed by resolution of the Board, except that the Board may authorize the Chairman of the Board, the President and each Vice Chairman of the Board each to fix and to delegate to such other officers as the Board may designate authority to fix any compensation of any person in any official position level not above a level specified by the Board. Any officer of the Bank may be dismissed at the pleasure of the Board.

     Section 4.3. CHAIRMAN OF THE BOARD AND PRESIDENT. The Chairman of the Board shall be the chief executive officer of the Bank and shall have the responsibility for carrying out the policies of the Board and, subject to the direction of the Board, shall have general supervision over the business and affairs of the Bank. The President shall be the chief operating officer of the Bank and shall perform all duties incident to the office of President. The President shall have general supervision over the operations of the Bank, subject to the direction of the Board and of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and of the Executive Committee and of the shareholders. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board and of the Executive Committee and of the shareholders. The Chairman of the Board and the President shall have such other powers and perform such other duties as are prescribed by these By-Laws and as usually pertain to their respective offices and as may be assigned to them at any time or from time to time by the Board.

     Section 4.4. VICE CHAIRMEN OF THE BOARD AND VICE CHAIRMEN. Each Vice Chairman of the Board and each Vice Chairman shall have such powers and perform such duties as are prescribed by these By-Laws and as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board. In the event of the absence or disability of the Chairman of the Board and the President, the Vice Chairman of the Board designated by the Chairman of the Board or the President shall act in their place and assume their duties, including duties assigned to them in these By-Laws.

     Section 4.5. SENIOR EXECUTIVE VICE PRESIDENTS AND EXECUTIVE VICE PRESIDENTS. Each Senior Executive Vice President and each Executive Vice President shall , upon request, advise and assist the Chairman of the Board and the President in managing the Bank and shall have such other powers and perform such other duties as usually pertain to his office and as may be assigned to him at any time or from time to time by the board or the Chairman of the board or the President.

                                       6.


     Section 4.6. SECRETARY. The Secretary shall act as Secretary of the Board and as Secretary at meetings. of the shareholders and, in general, shall have charge of all records of the bank relating to its organization and corporate action and shall have power to certify the contents thereof, and shall have such other powers and perform such duties as usually pertain to his office and as may be assigned to him at any time or from time to time by the Board or the Chairman of the Board or the President.

     Section 4.7. OTHER OFFICERS. Other officers appointed by the Board shall have such powers and perform such duties as usually pertain to their respective offices and as may be assigned to them at any time or from time to time by the Board or the Chairman of the Board or the President.


                                    ARTICLE V

                             SHARES OF CAPITAL STOCK

     Section 5.1. CERTIFICATES FOR SHARES OF CAPITAL STOCK. Certificates for shares of capital stock of the Bank shall be in such form permitted by the laws of the United States as shall be approved by the Board. Said certificates shall be signed by the Chairman of the Board, the President and the Secretary, and sealed with the corporate seal of the Bank. The signatures of the Chairman of the Board, the President and the Secretary thereon may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Bank with the same effect as if such officer had not ceased to be such at the time of its issue. The corporate seal may be a facsimile, engraved or printed.

     Section 5.2. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares of capital stock of the Bank shall be made only on the books of the Bank by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a proper instrument of transfer. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, registration and transfer or certificates for shares of capital stock of the Bank and may appoint one or more transfer agents, transfer clerks and/or registrars and require all certificates to bear the signatures thereof. The Bank shall be entitled to treat the holder of record of any share or shares of capital stock as the owner thereof in fact.

     Section 5.3. CLOSING OF TRANSFER BOOKS. The transfer books may be closed for the purposes of any meeting of shareholders or the payment of dividends or for any other purpose, at such time and for such period not exceeding 50 days as the Board may direct. In lieu of closing the transfer books, the Board may, in its discretion , fix a day and hour not more than 50 days prior to the day designated for the holding of any meeting of the shareholders or the day appointed for the payment of any dividend or for any other purpose as the time as of which shareholders entitled to notice of and to vote at such meeting or to receive such dividend or to be treated as shareholders for such other purpose shall be determined, and only shareholders of record at such time shall be entitled to notice of or to vote at such meeting or to receive such dividends or to be treated as shareholders for such other purpose.

                                   ARTICLE VI

                                      SEAL


Section 6.1. SEAL. The corporate seal of the Bank shall be a device bearing the name "The Chase Manhattan Bank (National Assoication)" and otherwise in the form adopted and used by the Bank, imprinted or affixed by any process. The Secretary and any other officers authorized by resolution of the Board shall be empowered to use and attest the corporate seal on all documents.


                                   ARTICLE VII

                                   AMENDMENTS


     Section 7.1. Amendments. These By-Laws or any of them may be altered, amended or repealed, or new By-Laws may be adopted, by the Board at any regular or special meeting thereof by vote of a majority of the Directors then in office.

                                    EXHIBIT 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the THE CHASE MANHATTAN BANK, N.A. of New York in the State of New York, at the close of business on March 31, 1996, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.




CHARTER NUMBER 2370                                                                COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES

                                                               ASSETS                                                     THOUSANDS
                                                                                                                          OF DOLLARS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin. . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  5,026,000
     Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,135,000
Held to maturity securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   0
Available-for-sale securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,632,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
     and Agreement subsidiaries, and in IBFs:
     Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,254,000
     Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             880,000
Loans and lease financing receivable:
     Loans and leases, net of unearned income. . . . . . . . . . . . . . . . . . . . . . . .      $ 60,869,000
     LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . . . . . . . . .         1,113,000
     LESS:  Allocated transfer risk reserve. . . . . . . . . . . . . . . . . . . . . . . . .                 0
                                                                                                  ------------
     Loans and leases, net of unearned income, allowance, and reserve. . . . . . . . . . . . . . . . . . . . .          59,756,000
Assets held in trading accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13,203,000
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,690,000
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             268,000
Investments in unconsolidated subsidiaries and associated companies. . . . . . . . . . . . . . . . . . . . . .              29,000
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . .           1,170,000
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,330,000
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9,398,000
                                                                                                                      --------------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $103,771,000
                                                                                                                      --------------
                                                                                                                      --------------

                                                             LIABILITIES

Deposits:
     In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 30,681,000
       Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 11,913,000
       Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18,768,000
                                                                                                --------------
     In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . . . . . . . . . . .          38,923,000
       Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  3,696,000
       Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35,227,000
                                                                                                --------------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
     Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,143,000
     Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             100,000
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              25,000
Trading liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8,453,000
Other borrowed money:
     With original maturity of one year or less. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,064,000
     With original maturity of more than one year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             365,000
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . . . . . . . . . . . . .              39,000
Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,173,000
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,960,000
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8,482,000
                                                                                                                      --------------
TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          96,408,000
Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   0

                                                           EQUITY CAPITAL

Perpetual preferred stock and related surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   0
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             921,000
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,354,000
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,092,000
Net unrealized holding gains (losses) on available-for-sale securities . . . . . . . . . . . . . . . . . . . .              15,000
Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11,000
                                                                                                                      --------------
TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,363,000
                                                                                                                      --------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
     AND EQUITY CAPITAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $103,771,000
                                                                                                                      --------------
                                                                                                                      --------------


I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct
to the best of my knowledge and belief.         (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Donald Trautlein                     Directors
(Signed) Richard J. Boyle